Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-110396 of C.H. Robinson Worldwide, Inc. on Form S-8 of our report dated June 29, 2005, appearing in this Annual Report on Form 11-K of Robinson Companies Retirement Plan for the year ended December 31, 2004.

/s/ Deloitte & Touche

June 29, 2005

Minneapolis, Minnesota